As filed with the Securities and Exchange Commission on Feb. 17, 2000
                           Commission File Number 333-83231
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            Amendment 2 to
                                FORM SB-2
                        REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                            Global Foods Online, Inc.

     Nevada                                           95-4741485
(State or other    (Primary Standard Industrial    (I.R.S. Employer
jurisdictions       Classification Code Number)  Identification number)
of incorporation
or organization
                    520 North Kings Road, Suite 214
                     Los Angeles, CA 90048
                   Telephone:  323-852-9877
    (Address and telephone number of registrant's principal executive offices and principal place of business.)

                      Resident Agents of Nevada
                      711 South Carson Street
                      Carson City Nevada 89701
                          (702) 882-4641
      (Name, address and telephone number of agent for service.)

                          with copies to:
                          Jody M. Walker
                          Attorney At Law
                       7841 South Garfield Way
                      Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   |x|

                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed      Amount of
class of             Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
Common Stock(1)        2,000,000       $.50          $ 1,000,000      $ 312.50

Common Stock(2)        1,750,000       $.10              175,000         54.69
                      ----------      -----          -----------     ---------
                       3,750,000                     $ 1,175,000      $ 367.19

(1)Represents common stock underlying the class A warrants.
(2)Represents common stock to be registered on behalf of selling securityholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                PRELIMINARY PROSPECTUS DATED February 17, 2000
                        SUBJECT TO COMPLETION

                           2,000,000 Common Shares
                        underlying the Class A Warrants
                     on behalf of selling security holders
                  1,750,000 Common Shares being registered
                     on behalf of selling security holders

                          GLOBAL FOODS ONLINE, INC.

Selling security holders are offering all of the common shares to be sold in the offering.

- We will not receive any cash or other proceeds in connection with the subsequent sale.

- Each selling security holder may be deemed to be an underwriter under the Securities Act of 1933.

-  Our common stock does not trade.

- We will apply for the quotation of our common stock on the NASD Electronic Bulletin Board.

-  We will terminate the offering on or before June 30, 2000.
We may extend the offering of common shares to September 30, 2000

Consider carefully the risk factors beginning on page 8 in the prospectus.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.


          The date of the Prospectus is February 17, 2000

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  8
RISK FACTORS                                       10
SELLING SECURITY HOLDERS                           14
TERMS OF THE OFFERING                              15
THE DISTRIBUTIONS                                  17
SOURCE AND USE OF PROCEEDS                         18
DILUTION                                           19
THE COMPANY                                        20
BUSINESS ACTIVITIES                                21
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION                         23
     Trends and Uncertainties
     Capital and Source of Liquidity
     Results of Operations
MANAGEMENT                                         24
      Officers and Directors
      Remuneration
      Indemnification
CERTAIN TRANSACTIONS                               26
PRINCIPAL SHAREHOLDERS                             28
SHARES ELIGIBLE FOR FUTURE SALE                    31
MARKET FOR REGISTRANT'S COMMON EQUITY              32
DESCRIPTION OF SECURITIES                          33
LEGAL MATTERS                                      34
LEGAL PROCEEDINGS                                  34
EXPERTS                                            34
INTERESTS OF NAMED EXPERTS AND COUNSEL             34

                        PROSPECTUS SUMMARY

The following summary contains basic information about this offering. It likely does not contain all the information that is important to
you.   For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

                            About Us

We publish the "International Food and Beverage Source Directory" on the Internet and also provide a hard copy to food and beverage
manufacturers.   The Source is an all-inclusive advertising, promotion
and marketing directory for the sale of foods, beverages and confectionery from around the world to the U.S and Canadian marketplace.

We are also developing a website that will have an extensive range of consumer-oriented information and product sales including chat rooms, recipes and other informative and entertaining data on ethnic and specialty foods and beverages. Our website will also include help for consumers looking to locate and purchase a specific product in their
area.   The website will offer such features as paid "Wine of the
Month" club memberships, travel packages and cruises hosted by famous chefs and cooking schools worldwide.

520 North Kings Road, Suite 214, Los Angeles, CA 90048
                             (323) 852-9877


Market for common shares
  and class A warrants.               Currently, we have no trading
                                      market for our common shares or
                                      class A warrants. We will apply
                                      for our common stock's quotation
                                      on the OTC Bulletin Board.

                                      We cannot guarantees that
                                      our common stock will be quoted,
                                      that an active trading and/or a
                                      liquid market will develop or,
                                      if developed, that it will be
                                      maintained.

Absence of Dividends;
  Dividend Policy                     We do not currently
                                      intend to pay regular cash
                                      dividends on our common stock.
                                      Our board of directors will
                                      review this policy based upon our
                                      earnings and financial position.
                                      We do not anticipate
                                      paying dividends on our common
                                      stock in the near future.

Transfer Agent                        Our transfer agent is Fidelity
                                      Transfer Company.

----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------

In analyzing this offering, prospective investors should read this entire prospectus and carefully consider, among other things, the following risk factors:

1. If we do not receive additional financing, we may not be able to develop our business and you could lose your entire investment

Even if all of the class A warrants are exercised, we may require additional financing for our operations and working capital. We cannot be assured that additional funds will be available from any source. If these funds are not available, we may not be able to develop our business and you may lose your entire investment.

2. Our management has limited experience, may not run the company in a profitable manner and you may lose your entire investment.

Our management has limited experience in the conduct of a public corporation. Compared to other companies, we do not have depth of managerial, administrative and technical personnel. See "Management". We may not run the company in a profitable manner due to this inexperience and you may lose your entire investment.

3. Customers may not view our products as being any different from our competitors products and we may not be able to achieve significant national, regional and local name recognition resulting in decreased revenue.

Many of our competitors have achieved significant national, regional and local name recognition. Many of our competitors have longer operating histories and greater financial resources. We cannot be assured that customers will regard our products as sufficiently distinguishable from similar products offered by the competitors. Our sales could decrease in the event of significant or sustained price discounting in the industry.

4. Independent market research has not been conducted on the potential demand for our products.

We have not had an independent organization conduct market research providing us with independent assurance that there is a potential demand for our business operations. We cannot be assured that we will be successful even in the event a market demand is independently identified. See "BUSINESS ACTIVITIES."

5. We have not had any significant revenues from the sale of our product and may not be profitable in the near future.

Until our recent acquisition of IF&B media Corporation, our activities
were limited to organizational and capital formation.    We will
experience higher than normal operating expenses during initial
operations.    To date, we have had no revenues.   We had an
accumulated deficit of (241,018) at October 31, 1999.   We cannot
assure future revenues or profits.


--------------------------------------
        SELLING SECURITY HOLDERS
--------------------------------------

Global is registering 1,750,000 common shares currently outstanding and 2,000,000 common shares underlying Warrants for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name and Amount             Total Number  % Owned     Number of     % Owned
Being Registered               Owned      Prior to   shares Owned    After
                             Currently    offering  After offering  offering

Joel R. Shine
  40,000                      62,963         1.0%      22,963        .36%
  500,000(1)                 500,000(1)     25%(2)          0          0%
Timothy Miles
   360,000                   502,865         7.95%    142,865       2.26%
   500,000(1)                500,000(1)     25%(2)          0          0%
Phillip Fox
   290,000                   340,000         5.38%     50,000        .79%
Moody's Financial
   Relations, Inc.
   310,000                   310,000         4.90%          0          0%
Elizabeth Gheen
    50,000                    62,500        .99%       12,500         .2%
   500,000(1)                500,000(1)     25%(2)          0          0%
Mitsuo Tatsugawa
   80,000                     92,500         1.3%      12,500         .2%
   500,000(1)                500,000(1)     25%(2)          0          0%
David Gordon(3)
   25,000                  1,950,000       30.84%   1,925,000      30.44%
John Harrison(4)
   25,000                  1,950,000       30.84%   1,925,000      30.44%
Tamie Aceves
   200,000                   200,000        3.16%           0          0%
Dennis Knepp
   5,000                       5,000         .08%           0          0%
John Poli
   100,000                   100,000        1.58%           0          0%
J.W. Kennedy
   10,000                     10,000         .16%           0          0%
John Schaeffer
   10,000                     10,000         .16%           0          0%
Neal Mark Friedfertig
   15,000                     15,000         .24%           0          0%
Lawrence Gordon
   5,000                       5,000         .08%           0          0%
Griff E. Stone
   10,000                     10,000         .16%           0          0%
David N. Cohen
   5,000                       5,000         .08%           0          0%
500010 BC LTD.
   10,000                     10,000         .16%           0          0%
391566 BC LTD.
   10,000                     10,000         .16%           0          0%
Russell H. Trager and
   Edna Trager JT WROS
   5,000                       5,000         .08%           0          0%
Janet Gildersleeve
   5,000                       5,000         .08%           0          0%
Jeff Gordon
   2,500                       2,500         .04%           0          0%
Steve Loeb
   2,500                       2,500         .04%           0          0%
Peter S. Palmer
   and Patricia Palmer
   5,000                       5,000         .08%           0          0%
Henry Gordon
   5,000                       5,000         .08%           0          0%
Bruce M. Yelder
   5,000                       5,000         .08%           0          0%
Laurence Gross
   5,000                       5,000         .08%           0          0%
George Inserra
   5,000                       5,000         .08%           0          0%
Bill Zupner
   10,000                     10,000         .16%           0          0%
Phillip and Sara Sunshine
   10,000                     10,000         .16%           0          0%
Richard E. Marks as Custodian
   For Dempsey Marks
   10,000                     10,000         .16%           0          0%
Richard E. and Rebecca Marks JT
   10,000                     10,000         .16%           0          0%


Norman Chandler Fox
   20,000                     20,000         .32%           0          0%
Stanley Fox
   10,000                     10,000         .16%           0          0%
Mitchell H. Fox and Ruth Fox
   10,000                     10,000         .16%           0          0%
Mark and Anne Mansfield
   10,000                     10,000         .16%           0          0%
Andy Gordon
   5,000                       5,000         .08%           0          0%
Frederick & Alma Tudal
   Family Trust               25,000         .40%           0          0%

(1)Represents common shares underlying the class A warrants.
(2)Represents percent of class A warrants currently owned. There were 1,475,000 class A warrants issued and outstanding prior to this offering.
(3)Mr. Gordon is an officer and a director of Global.
(4)Mr. Harrison is an officer and a director of Global.


----------------------------------------------------------
                       TERMS OF THE OFFERING
----------------------------------------------------------

Plan of Distribution.

We are not selling any common shares on behalf of selling security holders. We have no control or affect on the common shares of these selling security holders who are not subject to any lock-up agreement.

The selling security holders may sell their common shares in one or more transactions (which may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The selling security holders may sell their shares directly to
purchasers.   They may also sell to or through agents, dealers or
underwriters designated from time to time.   These agents, dealers or
underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Global is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered common shares of Global to their respective outstanding shareholders or partners.

Global is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered common shares to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Global will receive no portion of the proceeds from the sale of the common shares by the selling shareholder. Global will pay all of the costs relating to the registration of this offering (other than any
fees and expenses of counsel for the selling security holders).   The
selling security holders will pay any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of their common shares.

Offering Period.   This offering will terminate on or before June 30,
2000. In Global's sole discretion, the offering of common shares may be extended to September 30, 2000.

--------------------------------------------------------------
                 SOURCE AND USE OF PROCEEDS
--------------------------------------------------------------

We shall not receive any cash proceeds from the sale of common shares by the selling security holders.

We shall use any proceeds received from the subsequent exercise of the class A warrants for working capital and to expand operations.
Due to the uncertainty of the timing and amount of actual funds, which we may receive upon exercise of the class A warrants, we have established the following breakdown of estimated uses.

Cost of sales                $400,000
Overheads                     300,000
Internet start-up
  and development             150,000
Reserve                       150,000
                           ----------
                           $1,000,000

(1)Cost of sales includes directory printing, distribution, commissions, shows, promotion, advertising and consultant fees.
(2)Overheads includes salaries, travel, telephone, insurance, office costs and equipment.
(3)Internet start-up and development costs include serving and hosting, website design, technical and implementation costs and established sponsored deals.

If all of the class A Warrants are exercised, the proceeds shall be utilized over a one year period.


------------------------------------------------------
                       DILUTION
------------------------------------------------------

Further Dilution. The Company may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's common shares and investors in this offering.

We do not have any plans, proposals, arrangements or understandings with respect to any private business transactions.

-------------------------------------------------------
                        GLOBAL
-------------------------------------------------------

Global's principal offices are located at 520 North Kings Road, Suite
214, Los Angeles, California 90048.   Its telephone number at such
address is (323) 852-9877.   These offices consist of 300 square feet
and are provided free of charge from Mr. Gordon, secretary, vice-president and director of Global.

Employees. As of the date of this prospectus, Global has no full time and no part time employees. See "RISK FACTORS."

Global employs the services of sub-contractors as needed.

Government Regulations.   At the present time, there are no pervasive
regulations of Global's business.

Competition.   Although Global does not know of any food and beverage
directory geared to the United States market which promotes foreign food and beverage makers, there is significant competition in the food
and beverage promotion industry.   Global competes with established
companies and other entities (many of which possess substantially
greater resources than the Company).   Almost all of the companies with
which Global competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than Global
now has, or will have in the foreseeable future.   It is also likely
that other competitors will emerge in the near future.   We cannot be
assured that we will compete successfully with other established
companies.   Global shall compete on the basis of price and quality.
Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein.

Reports to Security Holders

Global shall become subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports and other information with the Securities and Exchange
Commission.   Global has not yet filed any reports with the Securities
and Exchange Commission.

The reports and other information filed by Global can be inspected and copied at the public reference facilities maintained by the Commission in :

-    Washington, D.C.;
-    Chicago Regional Office, Citicorp
     Center, 500 West Madison Street, Suite 1400,
     Chicago, Illinois 60661-2511; and
-    the New York Regional Office, 7 World Trade
     Center, New York, New York 10048.

 Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish our shareholders:

-   an annual report containing financial
    information examined and reported upon by its certified public accountants;
- unaudited financial statements for each of the first three quarters of the fiscal year; and
- additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.


-------------------------------------------------
                   BUSINESS ACTIVITIES
-------------------------------------------------

Through our internet website, Global Foods Online.com, and our printed directories, Global will provide an effective forum for food, beverage and confectionery manufacturers from around the world to sell their products in the United States and Canada.

Global Foods Online. com.   Our website is currently under development.
We anticipate that the website will be completed in the next sixty
days.   Global's website will be accessible to both the food-industry purchasing professionals and the millions of average consumers who shop via the Internet through countless numbers of Internet browsers.

Global's website will have an extensive range of consumer-oriented information and product sales including chat rooms, recipes and other informative and entertaining data on ethnic and specialty foods and beverages. It will also include help for consumers looking to locate
and purchase a specific product in their area.   The website will offer
such features as paid "Wine of the Month" club memberships, travel packages and cruises hosted by famous chefs and cooking schools worldwide.

While online, website users can join live chats with famous chefs, purchase diet programs and cookbooks as well as kitchenware and cookware, join recipe exchange clubs and generally keep on top of what's happening in the food industry around the world with food trend
updates.   Also featured will be a guide to famous restaurants around the world, including their menus and most popular recipes, sources for food and beverage giftpacks, global food magazine subscriptions, audio and video tapes on cooking and much more.

The focal point of the Company's website will be a frequently-updated directory of specialty food and beverage manufacturers from around the
world who desire to sell to the United States and Canadian markets.   A
full color version of this industry-focused directory will also be available in print form.

Printed Directory.   The "International Food and Beverage Source
Directory" will be printed quarterly, published in a magazine style and sent, at no change, to an estimated 50,000 selected food buyers, distributors, brokers, wholesalers, importers, supermarket buyers and
other decision-makers in the United States and Canada.   Our management
believes that these food-industry professionals are constantly seeking new products and trends to add to the array of ethnic specialty foods available in supermarkets, independent retail stores, food service groups and restaurants and are required by food manufacturers to
represent them for sales to retailers.    We will include non-food
oriented advertisers, including airlines, financial and credit card companies, hotels and a myriad of other related service industries.

We are doing preparatory work on the directory and are producing sales and media kits and promotion literature. We have sent the initial forms of these items to government agencies to obtain target audience
lists of USA specialty food, beverage and confectionery buyers.   Our
in house expanded list will also detail food and beverage manufacturing companies obtained through our contacts with over 80 countries.

Market.   Currently, the United States market alone is valued in excess of $49 billion annually for the sales of specialty, ethnic and gourmet foods (Gourmet News 1997).

Marketing Strategy.   Our business will initially come from our
production of a series of Source International: Food & Beverage Directories sent free of charge to professional buyers in the United
States.   The directories will contain small to medium emerging
companies throughout the world who will be offered paid advertising space as full color entries describing and depicting their products
photographically.   There will be six alternative sized ads at various
prices, available to pre-formatted layouts, country by country,
category by category, from the main sourcing areas.   Global will
target the United States market first and then expand into the world-wide market.

Once the core business has been established in printed form, we will develop associated activities covering "Help in Exporting" which will include seminars and how to publications and newsletters.

We may develop specific publications relating to major categories during country and product promotional periods at the retail level. These publications will target distributors, brokers, importers and wholesalers of imported multi-cultural specialty foods and beverages

Revenue.   The Company will receive revenue from the sale of
advertisements on the website and in the printed directory.   The
advertising fees will be dependent upon the size and location of each advertisement and will be determined on a per advertisement basis.

We hope to achieve financial sales once our initial mailing and other additional sales methods have been carried out. We already have received support of the appropriate government agencies related to the export of food and beverage branded products in contacting their SME
food and beverage manufacturers and producers.   Additional income will
come from corporate advertisers in associated services in the fields of finance, shipping and distribution, insurance, travel and exhibition
organizers.   No soliciting for income has been carried out to date.

Advertisers in Global's directories will be offered pages on our website free of charge, but advertisers will pay a 5% brokerage fee of gross sales value of any single sale that is carried out on our
website.   Additional revenue will be received from banner advertising on our website pages, celebrity chef chat room visits, ethnic cookery books and utensil direct sales, cookery schools and gourmet holiday promotions, sponsored specific products and country promotions.

----------------------------------------------------------------
         MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS
----------------------------------------------------------------

Trends and Uncertainties. Demand for Global's services will be dependent on, among other things, general economic conditions which are cyclical in nature. Inasmuch as a major portion of Global's activities is the directory publication solely niche marketed to food and beverage manufacturers, Global's business operations may be adversely affected by Global's competitors and prolonged recessionary periods.

Capital and Source of Liquidity. Global currently has no material commitments for capital expenditures.

We recently completed an offering of our common shares pursuant to Rule 505 of the Securities Act of 1933. Pursuant to the offering, we sold 858,810 common shares for the aggregate purchase price of $.10 per
common share or $85,881.   In April 1999, we advanced $30,000 of those
proceeds to our president for the purpose of establishing a sales office in London, England.

Global expects that the net proceeds from our recent offering, and the cash flow from future operations upon commencement, if any, will be sufficient to allow us to meet the expected growth in demand for our products and services. Additionally, Global expects to utilize any proceeds received from the exercise of the class A warrants
to expand operations.   However, there can be no assurance that
sufficient warrant exercise will occur or that future advertising sales
will meet Global's growth expectations.   Should either of these
fail to occur, Global may elect to
   -   reduce the planned expansion of operations or
   - pursue other financing alternatives such as a rights offering, warrant exercise or borrowings.

Implementation of either of the foregoing options could delay or diminish Global's planned growth and adversely affect our profitability.

On a long-term basis, liquidity is dependent on increased revenues from operations, additional infusions of equity and debt financing. Global does not have sufficient moneys to carry on operations for the next 12 months. Global believes that additional capital and debt financing in the next twelve months will allow Global to commence our marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. We will have to pursue other financing alternatives as
described above.   However, we cannot be assured that we will be able
to obtain additional equity or debt financing in the future, if at all.

Results of Operations.    Prior to March 1999, our activities have been
limited to organization and capital formation.   During March 1999, we
acquired 100% of the stock of IB&F Media Corporation(Media) in exchange for 4,000,000 shares of their common stock. At the merger date, Media was an inactive company, which had no assets and had not begun business
operations.   For the year ended April 30, 1999, Global had operating
expenses of $121,339 consisting primarily of consulting fees of $99,355, printing of $11,000, professional fees of $4,928 and miscellaneous expenses of $6,056.

For the six months ended October 31, 1999, we had no revenue and we had
operating expenses of $115,437.   The operating expense consisted
primarily of consulting fees of $35,063, officers advances of $21,000, printing of $16,500, professional fees of $3,785 with miscellaneous expenses of $9,089.

Plan of Operation.   Global, over the next twelve months intends to
distribute our directories in the United States and internationally and to utilize the World Wide Web in the implementation of its planned business operations. Global has no need of product research and
development.   Management possesses the experience to implement our
business plan.   No significant equipment purchases are planned over
the next twelve months.

Global shall seek to maintain low operating expenses while
commencing operations and increasing operating revenues.  Global is
focusing on maintaining a low cost administrative approach.   However,
increased marketing expenses will probably occur in future periods as Global attempts to further increase its marketing and sales efforts.

Impact of Year 2000.   The Year 2000 issue is the result of computer
programs being written using two digits rather than four to define the
applicable year.   Any of the Company's computer programs that have
time-sensitive software could have recognized a date using 000 as the
year 1900 rather than the year 2000.   We did not experience any impact
from the commencement of the year 2000.


---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors.   Pursuant to the Articles of Incorporation,
each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Global's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Global. Directors may only be removed for "cause". The term of office of each officer of Global is at the pleasure of Global's Board.

The principal executive officers and directors of Global are as follows:

Name                         Position                 Term(s) of Office

John Harrison, age 68     President/Director          April 6, 1999
                                                         To present
David Gordon, age 71   Secretary/Vice President       April 6, 1999
                             Director                    To present

Resumes:

David Gordon - Mr. Gordon was the co-founder of IF&G Media Corporation from inception in November 1998 until its merger with the Company. From 1994 to 1999, Mr. Gordon was self-employed as a public relations consultant, marketing consultant and a publishing consultant.

John Harrison - Mr. Harrison was the co-founder of IF&G Media Corporation from inception in November 1998 until its merger with the
Company.   From March 1994 to present, Mr. Harrison has been the owner, senior partner and designer of Harrison Consultancy, a design and
marketing consultancy.   From March 1992 to present, Mr. Harrison has
been chief executive officer and 50% owner of Shamrock foods Exports Ltd., a food export marketing to the United States.

Mr. Phillip Fox resigned as a director of the Company due to time constraints in his other endeavors during the third quarter of 1999

Remuneration

To date, Global has not paid any remuneration to its officer other than Phillip Fox who received 290,000 common shares for services rendered.

Board of Directors Compensation. Members of the Board of Directors will receive a yet to be determined amount per meeting if these directors are not separately compensated by Global and will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by Global. Director liability insurance may be provided to all members of the Board of Directors. Global has not yet obtained such insurance and does not
have any specifics for available cost and coverage.   Global does not
have a specific time frame to obtain the insurance.   No
differentiation is made in the compensation of "outside directors" and those officers of Global serving in that capacity.

Conflicts of Interest Policy. Global has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of Global's Board of Directors. The Bylaws of Global provide that no such transactions by Global shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of Global or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if:

   - the fact of the common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or

   - the fact of the common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the common shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or

   - the contract or transaction is fair and reasonable to Global at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of Global or a committee thereof which approves such transactions.

Subject to the provisions of Nevada Revised Civil Statues and any amendments thereto, a director of Global shall not be liable to Global or our shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

   - a breach of the director's duty of loyalty to Global or our shareholders;
   - an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
   - A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or
   - an act or omission for which the liability of a Director is expressly provided by an applicable statute.


------------------------------------------------------
                    CERTAIN TRANSACTIONS
------------------------------------------------------

Officer Advance.   On April 23, 1999, we advanced $30,000 to our
president for the purpose of establishing a sales office in London,
England.   Global expects that the full amount of the advance will be utilized for authorized business purposes during the fiscal year ended
April 30, 2000.   We advanced an additional $21,000 during the six
months ended October 31, 1999.   As of the date of this prospectus, no
further funds have been advanced.   All expended funds have been used
for office expenses and related travel expenses.


----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 6,931,960 common shares outstanding. The following tabulates holdings of shares of Global by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Global individually and as a group.

                 Shareholdings at Date of
                      This Prospectus

                                                                              Percentage of
                                                                               Outstanding
                                                                                shares as
                                                                                 Adjusted
                                                                                 to Reflect
                                                           Percentage           Conclusion
                                  Number & Class            Prior to               of the
Name and Address                  of shares(1)              offering            offering(2)


John Harrison
70 Alder Lodge
Stevenage Road
London SW6 6NR England               1,950,000              28.13%                21.55%

David Gordon
520 North Kings Road
Suite 214
Los Angeles, CA 90048                1,950,000              28.13%                21.55%

Timothy Miles
10 Office Park Road, Suite 222
Hilton Head Island, SC 29928            502,865               7.25%                1.60%

All Officers and Directors
as a Group (3 persons)                3,900,000              56.26%               43.10%

 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.
Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

(2) Assumes exercise of warrants and sale of underlying shares.

----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS
----------------------------------------------------------

Prior to this offering, there has been no market for Global's common
stock.   Upon successful completion of this offering, Global intends to apply to have its common stock traded on the OTC Bulletin Board. If we are not accepted on the OTC Bulletin Board, we will apply for the quotation of our common shares on the pink sheets.

Holders.   The approximate number of holders of record of Global's .001 par value common stock, as of June 30, 1999 was 273.

Dividends.   Holders of our common stock are entitled to receive such
dividends as may be declared by our Board of Directors.

Broker-Dealer Sales of Company Securities.    Until we successfully
get our common shares quoted on the NASDAQ quotation system, if ever, our securities may be covered by a rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse).

For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale.

In order to approve a person's account for transactions in designated securities, the broker or dealer must

   - obtain information concerning the person's financial situation, investment experience and investment objectives;
   - reasonably determine that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and
   - deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A designated security means any equity security other than a security

   - registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available;
   - authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system;
   -   that has a price of five dollars or more or . . .
   - whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person.

Consequently, the rule may affect the ability of broker-dealers to sell Global's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.
The Company's securities will likely trade below $5.00 and such securities will be covered by the penny stock rules discussed above.


--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

Qualification. The following statements constitute brief summaries of the Company's Certificate of Incorporation and Bylaws, as amended.

The Company's articles of incorporation authorize it to issue up to
50,000,000 common shares.   Shares of common stock purchased in this
offering will be fully paid and non-assessable.

Common Stock.   Holders of our common shares are entitled to cast one
vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Global legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. We have not paid dividends to date and we do not anticipatedthat any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Global. Accordingly, future dividends, if any, will depend upon, among other considerations, Global's need for working capital and our financial conditions at the time.

Warrants.    Global authorized the issuance of 2,000,000 class A
warrants. There are currently outstanding, 2,000,000 class A warrants. The class A warrants are exercisable into one common share at the
purchase price of $.50.   The class A warrants shall be exercisable for
a period of two years.   We can redeem the class A warrants at $.001
per class A warrant upon thirty days notice.

Transfer Agent.  Fidelity Transfer Company acts as our transfer agent.

-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

The validity of the securities being offered hereby will be passed upon for Global by Jody M. Walker, Attorney At Law, located in Littleton, Colorado.


--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------

Global is not involved in any legal proceedings as of the date of this prospectus.


--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the prospectus are affiliated with Global.


---------------------------------------------------------
                        AVAILABLE INFORMATION
----------------------------------------------------------

Global has filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities being offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from,

   - the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549,
   - the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and
   -   the New York Regional Office, 7 World Trade Center, New York,
New York 10048.




The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

Until           , 2000 (90 days after the date of the prospectus, all
persons effecting transactions in our registered common shares, whether or not participating in the offering, may be required to deliver a
prospectus.   This is in addition to the obligation of such persons to
deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, you must not rely on
this information or representation as having been authorized by us, or the underwriter, if an underwriter assists in the sale of the
securities.   This prospectus does not constitute an offer or a
solicitation by any person in any state, territory or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.


--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

Index to Financial Statements


Independent Auditor's Report dated May 21, 1999
Balance Sheet for the year ended April 30, 1999
Statement of Operations for Year Ended April 30, 1999 and April 30,
1998
Statement of Changes in Stockholders' Equity For the Years ended April 30, 1999 and 1998
Statements of Cash Flows For the Years Ended April 30, 1999 and 1998 Notes to Financial Statements

Unaudited Balance Sheet as of October 31, 1999
Statement of Operations for the six months ended October 31, 1999 and
1998
Statement of Cash Flows for the six months ended October 31, 1999 and
1998
Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and shareholders
Global Foods Online, Inc.
(a Development Stage Company)

We have audited the balance sheet of Global Foods Online, Inc. as of April 30, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two year period then ended and for the period from inception (February 4, 1997) to April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Global Foods Online, Inc. as of April 30, 1999, and the results of its operations and cash flows each of the years in the two year period then ended and for the period from inception (February 4, 1997) to April 30, 1999, in conformity with generally accepted accounting principles.




                         James E. Scheifley & Associates, P.C.
                          Certified Public Accountants

Denver, Colorado
May 21, 1999

            Global Foods Online, Inc.
          (A Development Stage Company)
                  Balance Sheet
                  April 30, 1999

                      ASSETS

Current assets:                                               1999

  Cash                                                    $   7,095
  Officer advance                                            30,000
      Total current assets                                   37,095
                                                          ---------
Total assets                                              $  37,095

               STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $   6,528
                                                          ---------
      Total current liabilities                               6,528


Stockholders' equity:
 common stock, $.001 par value,
  50,000,000 shares authorized, 6,073,160 shares
  issued and outstanding                                      6,073
 Additional paid in capital                                 150,075
 (Deficit) accumulated during
   development stage                                       (125,581)
                                                          ---------
                                                             30,567
                                                          ---------

                                                          $  37,095


See accompanying notes to financial statements.

                 Global Foods Online, Inc.
               (A Development Stage Company)
                 Statements of Operations
            Years Ended April 30, 1999 and 1998

                                                   Year              Year          Period From
                                                   Ended             Ended          Inception To
                                                  April 30,         April 30,         April 30,
                                                    1999              1998              1999

 Operating expenses                              $   121,339       $       -         $   121,339
                                                 -----------       -----------       -----------
(Loss from operations) and net (loss)            $  (121,339)      $       -         $  (121,339)

Per share information:
 Basic and diluted (loss) per common share       $       -         $       -         $        -

 Weighted average shares outstanding                 1,000,000            97,594      1,000,000




See accompanying notes to financial statements.

            Global Foods Online, Inc.
          (A Development Stage Company)
  Statement of Changes in Stockholders' Equity
 For the Period From Inception to April 30, 1999

                                                                                          Deficit
                                                                       Additiona         Accumulated
                                                Common Stock            Paid-in        During Develop-
                    ACTIVITY                shares           Amount     Capital          ment Stage            Total
Post bankruptcy shares outstanding
  on February 4, 1997                        98,160      $        98      $       -        $    (4,242)       $
(4,144)
                                         ----------      -----------      -----------      -----------        ---------
--
Balance April 30, 1997 through
 April 30, 1998                              98,160                                             (4,242)
(4,144)

Common stock sold for cash in
  February 1999 @ $.002 per share           525,000              525              525
1,050

Shares issued to complete merger
  during March 1999 @ $.002 per share     4,000,000            4,000            4,000
8,000

Common stock sold for cash in
  April 1999 @ $.10 per share               450,000              450
44,550                              45,000

Common issued for services in
  April 1999 @ $.10 per share             1,000,000            1,000           99,000
100,000

Sale of common stock warrants in
  February 1999 @ $.001 per warrant                                             2,000
2,000

Net (loss) for the year
 ended April 30, 1999                          -                -                -            (121,339)
(121,339)
                                         ----------      -----------      -----------      -----------        ---------
--
Balance, April 30, 1999                   6,073,160      $     6,073      $   150,075      $  (125,581)       $
30,567


See accompanying notes to financial statements.

                  Global Foods Online, Inc.
                (A Development Stage Company)
                  Statements of Cash Flows
             Years Ended April 30, 1999 and 1998

                                                   Year              Year              Period From
                                                   Ended             Ended             Inception To
                                                  April 30          April 30             April 30
                                                    1999              1998                 1999

Net income (loss)                                $  (121,339)       $       -          $    (125,581)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   common stock issued for services                  100,000                                 100,098
   Charge off of goodwill                              8,000                                   8,000
  Changes in assets and liabilities:
   (Increase in officer advance)                     (30,000)                                (30,000)
   Increase in accounts payable                        2,384                -                  6,528
                                                 -----------         -----------        ------------
  Total adjustments                                   80,384                -                 84,626
                                                 -----------         -----------        ------------
Net cash
provided by (used in)
   operating activities                              (40,955)                                (40,955)

Financing activities:
  Sale of common stock for cash                       46,050                                  46,050
  Sale of common stock warrants                        2,000                -                  2,000
                                                 -----------         -----------        ------------
Net cash provided by financing activities             48,050                -                 48,050
                                                 -----------         -----------        ------------

Increase (decrease) in cash                            7,095                -                  7,095
Cash and cash equivalents,
 beginning of period                                    -                   -                    -
                                                 -----------         -----------        ------------
Cash and cash equivalents,
 end of period                                    $    7,095         $      -           $      7,095


      See accompanying notes to financial statements.

                  Global Foods Online, Inc.
                (A Development Stage Company)
                  Statements of Cash Flows
             Years Ended April 30, 1999 and 1998

                                               Year              Year          Period From
                                               Ended             Ended          Inception To
                                             April 30          April 30          April 30
                                                1999              1998              1999
Supplemental cash flow information:
   Cash paid for interest                     $     -           $    -            $    -
   Cash paid for income taxes                 $     -           $    -            $    -






      See accompanying notes to financial statements.

Global Foods Online, Inc.
Notes to Financial Statements
April 30, 1999


Note 1. Organization and Summary of Significant Accounting Policies.

The Company was incorporated in Nevada on September 14, 1990. The Company is in its development stage and to date its activities have been limited to organization and capital formation. The Company's development stage began on February 4, 1997 upon the issuance by the United States Bankruptcy Court, District of Idaho of an order approving Trustee's report of no distribution and closing estate with the respect to the Company's filing under Chapter 7 of the Bankruptcy Code. The Company was formerly known as Valley Fish Products, Inc. The Company plans to distribute domestic and international food products in the United States and internationally and to utilize the World Wide Web in the implementation of its planned business operations.

During February 1999, the Company's Board of Directors authorized reverse stock splits aggregating 1 share for 200 shares. All share and per share information included in these financial statements has been restated to reflect the results of the reverse stock splits.

     Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, IF&B Media Corporation. All significant inter-company balances and transactions have been eliminated.


     Property, Plant and Equipment:
Property, plant and equipment are recorded at cost and are depreciated based upon estimated useful lives using the straight-line method.
Estimated useful lives range from 3 to 5 years.

     Loss per share:
Basic Earnings per share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

     Intangible Assets:
The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company to date.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock based compensation paid by the Company during the period ended April 30, 1999 is disclosed in Note 4.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.


In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date which would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in its one planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date which would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.


Note 2.  Business Acquisition

During March 1999, the Company acquired 100% of the stock of IB&F Media Corporation (Media) in exchange for 4,000,000 shares of its common stock. At the Merger date Media was an inactive company which was incorporated in California on November 24, 1998. At the merger date, Media had no assets and had not begun business operations.

The fair value of the shares issued to effect the merger aggregated $8,000 and was based on the price paid by individual investors ($.002 per share) for shares sold by the Company during February 1999. Had the merger been completed at the beginning of the 1999 fiscal year, the results of operations for the year ended April 30, 1999 would remain unchanged.

Note 3.  Officer advance.

On April 23, 1999, the Company advanced $30,000 to its president for the purpose of establishing a sales office in London, England. At April 30, 1999 the funds had not been deposited into a bank account owned by the Company and none of the funds had been expended. The Company expects that the full amount of the advance will be utilized for authorized business purposes during the fiscal year ended April 30, 2000.

Note 4.  Stockholders' equity.

During February 1999 the Company completed a private placement of its common stock whereby 525,000 shares of restricted common stock were sold for gross proceeds of $1,050.

During March 1999, the Company completed the merger with Media whereby 4,000,000 shares of its restricted common stock were exchanged for all of the outstanding common stock of Media (see Note 2.).

During April 1999 the Company completed a private placement of its common stock whereby 450,000 shares of restricted common stock were sold for gross proceeds of $45,000.

During February 1999, warrants to purchase an aggregate of 2,000,000 shares of restricted common stock at an exercise price of $.50 per share were authorized by the Company's Board of Directors. The warrants are exercisable for a period of three years. During February 1999, the Company sold warrants the warrants for gross proceeds of $2,000. There is no compensation effect associated with the sale of the warrants.

In April 1999 the Company issued an aggregate of 1,000,000 shares of its common stock for financial advisory services, and accounting and management services provided to the Company by two independent consultants. The fair value of the shares issued for the services amounted to $.10 per share and such value is consistent with the cash amount paid by the Company's investors during the comparable period.

Note 5.  Income taxes.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company currently has net operating loss carryforwards aggregating approximately $121,000 which expire beginning in 2014. Operating losses incurred by the Company prior to its emergence from bankruptcy may not be available to the Company to offset future taxable income due to the change in ownership of the Company precipitated by the merger with Media. The deferred tax asset resulting from the operating loss carryforward described above (approximately $30,500) has been fully reserved as the Company cannot predict future profitable operations which would generate the taxable income necessary for its utilization.

            Global Foods Online, Inc.
          (A Development Stage Company)
                  Balance Sheet
                 October 31, 1999
                   (Unaudited)

                      ASSETS

Current assets:                                                     1999
  Cash                                                           $  10,740
    Officer advance                                                     -

      Total current assets                                          10,740
                                                                 ---------
Total assets                                                     $  10,740

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                               $   9,729
                                                                 ---------
      Total current liabilities                                      9,729


Stockholders' equity:
 Common stock, $.001 par value,
  50,000,000 shares authorized, 6,931,960 shares
  issued and outstanding                                             6,932
 Additional paid in capital                                        235,097
 (Deficit) accumulated during
  development stage                                               (241,018)
                                                                 ---------
                                                                     1,011
                                                                 ---------
                                                                   $10,740




See accompanying notes to financial statements.

                 Global Foods Online, Inc.
               (A Development Stage Company)
                 Statements of Operations
        Six Months Ended October 31, 1999 and 1998
                        (Unaudited)

                                                Six Months        Six Months        Period From
                                                   Ended             Ended          Inception To
                                                 October 31,       October 31,       October 31,
                                                    1999              1998              1999

 Operating expenses                            $   115,437       $       -         $   236,776
                                               -----------       -------------     -----------
(Loss from operations) and net (loss)          $  (115,437)      $       -         $  (236,776)


Per share information:
 Basic and diluted (loss) per common share      $       -         $       -         $       -

 Weighted average shares outstanding                6,620,827            98,160         2,203,263





     See accompanying notes to financial statements.

                  Global Foods Online, Inc.
                (A Development Stage Company)
                  Statements of Cash Flows
         Six Months Ended October 31, 1999 and 1998
                         (Unaudited)

                                                     Six Months        Six Months         Period From
                                                        Ended             Ended           Inception To
                                                      October 31,       October 31,       October 31,
                                                         1999              1998               1999

Net income (loss)                                    $  (115,437)      $       -         $    (241,018)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Common stock issued for services                          -                 -               100,098
   Charge off of goodwill                                    -                 -                 8,000
  Changes in assets and liabilities:
   Decrease in officer advance                            30,000               -                  -
   Increase in accounts payable                            3,201               -                 9,729
                                                       ---------         -----------        ----------
  Total adjustments                                       33,201               -               117,827
                                                       ---------         -----------        ----------
  Net cash provided by (used in)
   operating activities                                  (82,236)              -              (123,191)

Financing activities:
  Sale of common stock for cash                           85,881               -               131,931
  Sale of common stock warrants                             -                  -                 2,000
                                                       ---------         -----------        ----------
 Net cash provided by financing activities                85,881               -               133,931
                                                       ---------         -----------        ----------
Increase (decrease) in cash                                3,645               -                10,740
Cash and cash equivalents,
 beginning of period                                       7,095               -                   -
                                                       ---------         -----------        ----------
Cash and cash equivalents,
 end of period                                       $    10,740       $       -         $      10,740



      See accompanying notes to financial statements

Global Foods Online, Inc.
Notes to Financial Statements

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation 10-SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended April 30, 1999.

Basic loss per share was computed using the weighted average number of common shares outstanding.

During the six months ended October 31, 1999, the Company received gross proceeds of $85,881 from the continued sale of common stock at an offering price of $.10 per share.

During the six months ended October 31, 1999, $51,500 of advances to an officer, of which $30,000 had been outstanding at April 30, 1999, were utilized by the officer to establish an office in London, England. The advances were charged to operations during the six months ended October 31, 1999

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.  Indemnification of Officers and Directors.

 Indemnification. Global shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of Global, or served any other enterprise as director, officer or employee at the request of Global. The Board of Directors, in its discretion, shall have the power on behalf of Global to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Global.

Pursuant to our bylaws, Global shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, directors, officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of the Nevada Revised Statutes and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of Global to indemnify such persons shall include, but not be limited to, the authority of Global to enter into written agreements for indemnification with such persons.

Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Global of expenses incurred or paid by a director, officer or controlling person of Global in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, Global will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Indemnification of officers or persons controlling Global for liabilities arising under the Securities Act of 1933, is held to be against public policy by the Securities and Exchange Commission and is therefore unenforceable.

Item 25.   Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Global Foods Online, Inc. (hereinafter in this Part II referred to as the "Global") are estimated to be substantially as follows:

                                                               Amount
                                                              Payable
Item                                                        By Company
S.E.C. Registration Fees                                        367.19
Printing and Engraving Fees                                   7,500.00
Legal Fees                                                   20,000.00
Accounting Fees and Expenses                                  5,000.00
Transfer Agent's Fees                                         1,500.00
Miscellaneous                                                 2,500.00

Total                                                       $36,867.19

Item 26.   Recent Sales of Unregistered Securities.

During February 1999 Global completed a private placement of its common stock whereby 525,000 shares of restricted common stock were sold at $.001 in cash and services (see list below).

Name                             Total Number           Cash
                                  of common shares     Payment
Steven M. Scott                     930                    1.86
Michael D. Muffet                   609                    1.22
Mickey O'Brian                      630                    1.26
David Crisci                      3,255                    6.51
Harold D. Wiebold                45,718                   91,44
Val C. Jensen                    56,500                  113.00
Kenneth Hobbs                     1,102                    2.20
Michael Taylor                    1,750                    3.50
Maurlin Mickelson                    53                     .11
Lori Mickelson                       53                     .11
Barbara Mickelson                    53                     .11
James and Amelia Arana              641                    1.28
Louis and Christy Mendoza        33,250                   66.50
Sarah Maria Mendoza                  67                     .13
Bradley D. King                     875                    1.75

The following shares were issued at $.001 per common share for services rendered.

Name                             Total Number
                                  of common shares

Mary Ann King                       98,663
Jeffery W. King                     67,523
Timothy Miles                      142,865
Colin Moody                         12,500
Mitsue Tatsugawa                    12,500
Elizabeth Gheen                     12,500
Joel R. Shine                       22,963
Robert Hinchley                     10,000

All of these sales were made pursuant to an exemption from registration
under Section 4(2) of Regulation D.   The sales were made to
sophisticated investors with an ongoing relationship with the Company.

During March 1999, Global completed the merger with Media whereby 4,000,000 shares of its restricted common stock were exchanged for all of the outstanding common stock of Media.

Name                             Total Number
                                  of common shares

Phillip Fox                           50,000
David Gordon                       1,950,000
John Harrison                      1,950,000
Douglas Weil                          50,000

During April and May 1999 Global completed a private placement of its common stock whereby 700,000 shares of restricted common stock were sold for gross proceeds of $70,000.

Name                             Total Number            Cash
                                  of common shares       Payment

Tamie Aceves                       200,000               $20,000
Elizabeth Gheen                     50,000                 5,000
Mitsuo Tatsugawa                    80,000                 8,000
Dennis Knepp                         5,000                   500
John Poli                          100,000                10,000
J.W. Kennedy                        10,000                 1,000
John Schaeffer                      10,000                 1,000
Neal Mark Friedfertig               15,000                 1,500
Lawrence Gordon                      5,000                   500
Griff E. Stone                      10,000                 1,000
David N. Cohen                       5,000                   500
500010 BC LTD.                      10,000                 1,000
391566 BC LTD.                      10,000                 1,000
Russell H. Trager and
   Edna Trager JT WROS               5,000                 5,000
Janet Gildersleeve                   5,000                   500
Jeff Gordon                          2,500                   250
Steve Loeb                           2,500                   250
Peter S. Palmer and Patricia Palmer  5,000                   500
Henry Gordon                         5,000                   500
Bruce M. Yelder                     10,000                 1,000
Laurence Gross                       5,000                   500
George Inserra                       5,000                   500

Bill Zupner                         10,000                 1,000
Phillip and Sara Sunshine           10,000                 1,000
Richard E. Marks as Custodian
   For Dempsey Marks                20,000                 2,000
Richard E. and Rebecca Marks JT     10,000                 1,000
Norman Chandler Fox                 20,000                 2,000
Stanley Fox                         10,000                 1,000
Mitchell H. Fox and Ruth Fox        10,000                 1,000
Mark and Anne Mansfield             10,000                 1,000
Andy Gordon                          5,000                   500
Sharon Miles                        15,000                 1,500
Frederick & Alma Tudal Family Trust 25,000                 2,500


These sales were made pursuant to an exemption from registration
pursuant to Section 505 of Regulation D.   No commissions were paid and
no general solicitation was utilzied.   The offering was approved
and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

During February 1999, warrants to purchase an aggregate of 2,000,000 shares of restricted common stock at an exercise price of $.50 per share were authorized by the Company's Board of Directors. The warrants are exercisable for a period of three years. During
February 1999, Global sold warrants the warrants for gross proceeds of $2,000 in cash and services.

Name                             Total Number        Cash Payment/
                                  of Warrants          Services

Joel Shine                         500,000          $500/Services
Timothy Miles                      500,000          $500/Services
Mitsuo Tatsugawa                   500,000          $500/Services
Elizabeth Gheen                    500,000          $500/Services

These sales were made pursuant to an exemption from registration under
Section 4(2) of Regulation D.   The sales were made to sophisticated
investors with an ongoing relationship with Global.

In April 1999 Global issued an aggregate of 1,000,000 shares of its common stock for financial advisory services, and accounting and management services provided to Global by two independent consultants. The fair value of the shares issued for the services amounted to $.10 per share and such value is consistent with the cash amount paid by Global's investors during the comparable period.

Name                             Total Number
                                  of common shares

Joel R. Shine                        40,000
Timothy Miles                       360,000
Phillip Fox                         290,000
Moody's Financial Relations, Inc.   310,000

These sales were made pursuant to an exemption from registration under
Section 4(2) of Regulation D.   The sales were made to sophisticated
investors with an ongoing relationship with Global.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation incorporated by reference
                    to Form SB-2, file no. 333-83231
(3.2)             Amendment to Articles of Incorporation incorporated
                    by reference to Form SB-2, file no. 333-83231
(3.3)             Bylaws incorporated by reference to Form SB-2, file
                    no. 333-83231
(3.4)             Articles of Merger between Global and IF&G Media
                  Corporation incorporated by reference to Form SB-2,
                    file no. 333-83231
(4)               Specimen certificate for common stock incorporated by
                    reference to Form SB-2, file no. 333-83231
(4.1)             Specimen Warrant certificate incorporated by
                    reference to Form SB-2, file no. 333-83231
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10.1)            Consulting Agreement with Moody's Financial Services
                    incorporated by reference to Form SB-2, file no.
                    333-83231
(10.2)            Consulting Agreement with Joel Shine incorporated by
                    reference to Form SB-2, file no. 333-83231
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of James E. Scheifley & Associates, P.C.
(25)              Not Applicable
(26)              Not Applicable
(27)              Financial Data Schedule
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


<PQGE>37

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

 (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of London, Country of England on the 17th day of February, 2000.

                                       Global Foods Online, Inc.


                                        /s/ John Harrison
                                        -------------------------------
-
                                        By John Harrison, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                           Capacity                   Date


/s/John Harrison           Principal Executive Officer   February 17, 2000
-------------------           Principal Financial Officer
                                      Controller/Director

/s/David Gordon            Principal Financial Officer
                             Controller/Director         February 17, 2000
-------------------

